EXHIBIT 99(B)
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Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
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                                  NEWS RELEASE
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INVESTORS:   MICHAEL R. ELIA       SR. VICE PRESIDENT & CFO       (614)791-3117
MEDIA:       MELODYE DEMASTUS      MELROSE CONSULTING             (614)771-0860


              INSILCO HOLDING CO. BOARD OF DIRECTOR MEMBER RESIGNS

Columbus, Ohio...March 25, 2002 -- Insilco Holding Co. (OTC Bulletin Board:
INSL) today reported that John F. Fort III has resigned from his position as Non-Executive Chairman of the Board, effective immediately. The Company said that its Board of Directors had no intention at the present time to replace Mr. Fort and that the Board is now comprised of three non-executive directors and David A. Kauer, the current Insilco President and CEO.

Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

Insilco maintains more than 1.5 million square feet of manufacturing space and has 21 locations throughout the United States, Canada, Mexico, China, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at www.insilco.com or www.insilcotechnologies.com.

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